UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 227-9770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 1, 2020, Agilent Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $500 million in aggregate principal amount of its 2.100% Senior Notes due 2030 (the “Notes”) in an underwritten public offering (the “Offering”). The Offering is expected to close on June 4, 2020, subject to customary closing conditions. The Underwriting Agreement contains customary representations and covenants and includes the terms and conditions of the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Notes will be issued pursuant to a base indenture, dated as of September 16, 2019, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a second supplemental indenture thereto, expected to be dated as of June 4, 2020, between the Company and the Trustee.

The Notes will be issued at a price to the public of 99.812% of their principal amount. The Notes will mature on June 4, 2030 and bear interest at a fixed rate of 2.100% per annum, payable semi-annually in arrears on June 4 and December 4 of each year, commencing on December 4, 2020. The Notes will be unsecured and will rank equally in right of payment with all of the Company’s other senior unsecured indebtedness.

The Notes are being offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-233593) filed with the Securities and Exchange Commission on September 3, 2019, as supplemented by the prospectus supplement, dated June 1, 2020. In connection with the Offering, the Company is filing the Underwriting Agreement as Exhibit No. 1.1 to this Current Report on Form 8-K. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Notes in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

On June 1, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 1, 2020, by and among the Company, BofA Securities, Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press Release, dated June 1, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ P. Diana Chiu
Name:	P. Diana Chiu
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: June 2, 2020